UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2023 (September 30, 2023)

Panacea Life Sciences Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38190	27-1085858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 South University Blvd, C18-193

Greenwood Village, CO 80121

(Address of principal executive offices, including zip code)

(800) 985-0515

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Acquisition of Assets

On September 30, 2023, Panacea Life Sciences Holdings, Inc., a Nevada corporation (“Panacea” or the “Company”) consummated the transactions contemplated by the Asset Purchase Agreement dated as of June 30, 2023 among Lizard Juice, LLC, a Delaware limited liability company (“Lizard Juice”), Gary Wilder, (“Wilder”), New Age Distribution, LLC, a Florida limited liability company (“New Age Distribution”), and N7 Enterprises, Inc., a Florida corporation and the parent company of Lizard Juice and New Age Distribution (“N7 Enterprises” and together with Lizard Juice, Wilder and New Age Distribution, the “Sellers”) and the Company, pursuant to which the Sellers sold and assigned to the Company, and the Company purchased and assumed from the Sellers, certain of the assets of Seller for 78,530 shares of a newly authorized class of convertible preferred stock of the Company (the “Series N-7 Preferred”), including eight Nitro Kava stores in the Tampa, Florida area, including inventory, equipment and recipes, distribution facilities and a warehouse (collectively, the “Nitro Kava Business”).

In exchange for the assets of the Nitro Kava Business, the Company paid the shareholders of Sellers 78,530 shares of Series N-7 Preferred, a portion of which is being held in escrow. The Purchase Agreement contained standard representations and warranties by the Company and the Sellers which, except for fundamental representations, remain in effect for twelve months following the closing date. 31,000 shares of the Series N-7 Preferred were pledged under a security interest, the release of which is contingent upon a mutual agreement of the parties or September 30, 2025 or if a claim is pending, a final non-appealable order of any court of competent jurisdiction.

Additional agreements ancillary to the asset acquisition were also executed, including but not limited to a bill of sale, a pledge and security agreement, various leases for the Nitro Kava Business retail locations, leakout agreements from the Sellers, a consulting agreement with Wilder, and a side agreement authorizing the Company to offset any acquisition-related cash expenses incurred by the Company with payments due under the consulting agreement with Wilder.

Pledge and Security Agreement

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a pledge and security agreement dated as of June 30, 2023 with Wilder (“Security Agreement”), pursuant to which Wilder granted to the Company a security interest and lien upon all of Wilder’s 31,000 shares of Series N-7 Preferred to collateralize Sellers’ obligations under the Purchase Agreement. Under the Security Agreement, Wilder delivered the pledged Series N-7 Preferred to Panacea for the period beginning at the Signing Date of the Asset Purchase Agreement and ending twenty-four (24) months thereafter. In the event of a claim under the Purchase Agreement, Panacea shall have the right to make distributions from the pledged Series N-7 Preferred to the Company as set out in the Purchase Agreement and the Security Agreement.

Consulting Agreement and Offset Agreement

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into a consulting agreement dated as of June 30, 2023 with Wilder (“Consulting Agreement”), pursuant to which Panacea agreed to compensation Wilder with $20,000 per month in cash for a 6-month period, a total cash compensation of $120,000, to provide advisory services on marketing and advertising strategies, new product ideas and strategies, general advice and support, and development of an energy drink business unit, related to the ongoing Nitro Kava Business. Also in connection with the Purchase Agreement and the Consulting Agreement, the Company entered into a side letter agreement dated as of September 30, 2023 with Wilder (“Offset Agreement”), pursuant to which the Company shall have the right to offset any acquisition-related cash expenses, including but not limited to payroll costs and point of sale merchant account charges, incurred by the Company by charging such expenses to payments due under the Consulting Agreement with Wilder. The Company has the right to cancel the agreement with 30 days notice.

Lease Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company plans to enter into various lease agreements with the relevant landlords to the eight retail locations and warehouse comprising the Nitro Kava Business, as assignee.

Leakout Agreements

In connection with the transactions contemplated by the Purchase Agreement, the Company entered into various leakout agreements with the shareholders of Sellers, pursuant to which the shares of Common Stock of the Company deliverable to such holders upon conversion of the Series N-7 Preferred after 180 days from their issuance date shall be subject to certain restrictions on disposition (the “Leakout Agreements”). Under the Leakout Agreements, a condition to issuance of the Series N-7 Preferred, holders shall be permitted to sell an aggregate of up to the greater of one (1%) percent of the average daily volume during the prior ten (10) trading days, or in privately negotiated transactions (provided the purchaser enters into a joinder agreement and agrees to be subject to the same restrictions on such shares applicable to Seller).

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described under Item 1.01 of this Current Report on Form 8-K, on September 30, 2023, the Company completed its acquisition of certain assets related to the Nitro Kava Business from the Sellers in exchange for the issuance of 78,530 shares of N-7 Preferred. The foregoing does not constitute a complete summary of the terms of the Purchase Agreement or the transactions contemplated thereby, and reference is made to the disclosures contained in Item 1.01 hereof and the complete text of the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which are incorporated by reference herein.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the issuance of the shares Series N-7 Preferred Stock by the Company pursuant to the Purchase Agreement is incorporated herein by reference. The securities issued pursuant to the Purchase Agreement are restricted securities and were offered and sold in a private transaction to accredited investors (as such term is defined in Rule 501(a), as promulgated under the Securities Act of 1933), without registration under the Securities Act and the securities laws of certain states, in reliance on the exemption provided by Section 4(a)(2) or Section 3(a)(9) of the Securities Act of 1933, as amended, and similar exemptions under applicable state laws. The securities sold in the foregoing transactions may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures under Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

On October 5, 2023, the Company filed a Certificate of Designation with the Secretary of State of the State of Nevada (the “Certificate of Designation”), which established 78,530 shares of the Series N-7 Preferred Stock, par value $0.001 per share, having such designations, rights and preferences as set forth in the Certificate of Designation, as determined by the Company’s Board of Directors in its sole discretion, in accordance with the Company’s Certificate of Incorporation and Bylaws. The Certificate of Designation became effective with the State of Nevada upon filing.

The shares of Series N-7 Preferred Stock have a stated value of $100.00 per share, are convertible into Common Stock at holder’s option after 180 days from issuance at a rate of 100 shares of Common Stock for each share of Series N-7 Preferred Stock converted, do not have voting rights, and rank: (a) senior with respect to dividend rights and rights of liquidation with the Common Stock; (b) junior with respect to dividends and right of liquidation with respect to the Company’s existing outstanding Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. The holders of the Series N-7 Preferred Stock may convert the shares in accordance with the terms of the Certificate of Designation after the one hundred eightieth (180th) day following the date of issuance of the Series N-7 Preferred Stock.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On October 5, 2023, we issued a press release announcing the closing of the Purchase Agreement. A copy of the press release is included herewith as Exhibit 99.1.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under such section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or 1933, as amended, or the Exchange Act.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. The financial statements required by Item 9.01 with respect to the acquisition described in Item 2.01 are not being filed herewith but will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(b) Pro forma financial information. The pro forma financial information required by Item 9.01 with respect to the acquisition described in Item 2.01 above is not being furnished herewith but will be furnished by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K was required to be filed pursuant to Item 2.01.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
3.1*	Certificate of Designation, as filed by Company with the Secretary of State of the State of Nevada on October 4, 2023.
10.1**	Form of Asset Purchase Agreement dated as of June 30, 2023
10.2*	Bill of Sale
10.3*	Form of Pledge and Security Agreement
10.4*	Form of Consulting Agreement
10.5*	Form of Offset Agreement
10.6*	Form of Leakout Agreement
99.1*	Press Release dated October 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
**	Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACEA LIFE SCIENCES HOLDINGS, INC.

	By:	/s/ Leslie Buttorff
Date: October 5, 2023		Leslie Buttorff
Principal Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1*	Certificate of Designation, as filed by Company with the Secretary of State of the State of Nevada on October 4, 2023.
10.1**	Form of Asset Purchase Agreement dated as of June 30, 2023
10.2*	Bill of Sale
10.3*	Form of Pledge and Security Agreement
10.4*	Form of Consulting Agreement
10.5*	Form of Offset Agreement
10.6*	Form of Leakout Agreement
99.1*	Press Release dated October 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.